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                                                                   EXHIBIT 23.02


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 31, 2000, except as to Note 1, which is as of August 18, 2000, relating to the consolidated financial statements, which appears in Northern States Power Company's Annual Report on Form 10-K for the period ended December 31, 2000, which was filed with the Securities and Exchange Commission on March 28, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
April 17, 2001